UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 7, 2010

Biolase Technology, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19627	87-0442441
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Cromwell, Irvine, California		92618
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-361-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 7, 2010, Biolase Technology, Inc. (the "Company") received a deficiency letter from The Nasdaq Stock Market LLC ("Nasdaq") indicating that the Company was not in compliance with Listing Rule 5605 (the "Rule") due to the vacancies created by the resignations from our Audit Committee of: (i) Mr. Gregory D. Waller on August 22, 2010 and (ii) Mr. James R. Largent on August 26, 2010.

The Rule requires the audit committee of each Nasdaq issuer to have at least three independent members on its audit committee, and as such, as of August 26, 2010, the Company was not in compliance with the Rule as the Company only had one (1) of the three (3) required independent audit committee members.

On August 27, 2010, the Company's Board of Directors appointed Dr. Norman J. Nemoy, one of its Directors, to the Company's Audit Committee and we subsequently notified Nasdaq of Dr. Nemoy's appointment. Dr. Nemoy is an independent member of our audit committee as defined by the Nasdaq Rules. Therefore, there remains one (1) vacancy on the Audit Committee.

Consistent with the Rule, Nasdaq has provided the Company with a cure period to regain compliance with the Rule, by either (i) the Company's next annual meeting of shareholders (if the annual meeting of shareholders is held before August 22, 2011), or (ii) if the Company's next annual meeting is held before February 18, 2011, then no later than February 18, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biolase Technology, Inc.

September 10, 2010	By:	/s/ Federico Pignatelli

Name: Federico Pignatelli
Title: Chairman and interim CEO